SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

August 15, 2003

Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4675 MacArthur Court

Suite 900

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

(949) 221-0600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Items 5 and 12.    Other Events and Required FD Disclosure; Results of Operations and Financial Condition.

Health Care Property Investors, Inc. (the “Company”) is electing to re-issue in an updated format selected income statement data for the years ended December 31, 2002, 2001 and 2000. This data has been revised from the selected income statement data originally reported to reflect the impact of the implementation of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” for those assets classified as discontinued operations up to June 30, 2003. This revision has no effect on the Company’s previously reported net income or net income applicable to common shares for any of the periods presented.

The following information is only a summary and it should be read in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports and other information filed by the Company with the Securities and Exchange Commission.

	Year Ended December 31,
	2002	2001	2000
Income Statement Data:	(Amounts in thousands, except per share data)
Rental Income, Triple Net Leases	$240,198	$222,930	$223,201
Rental Income, Managed Properties	84,497	76,611	71,728
Interest and Other Income	27,835	21,834	22,791

Total Revenue	352,530	321,375	317,720

Interest Expense	77,891	78,489	86,747
Real Estate Depreciation	73,995	67,618	66,845
Managed Properties Operating Expenses	31,390	28,804	26,671
General and Administrative Expenses	18,233	13,175	13,266
Impairment Losses Related to Depreciable Property	—	6,160	655
Impairment of Equity Investment	—	—	2,000

Total Expenses	201,509	194,246	196,184

Income from Operations	151,021	127,129	121,536
Minority Interests	(8,396)	(6,595)	(5,729)
Gain on Sale of Real Estate Properties, Net	—	1,232	11,756

Income Before Discontinued Operations	142,625	121,766	127,563
Operating Income from Discontinued Operations	5,085	6,880	8,027
Impairment Losses Related to Depreciable Property and Loss on Sale of Real Estate Properties, Net	(10,330)	(7,480)	(2,097)

Net Income Before Extraordinary Items	137,380	121,166	133,493
Extraordinary Item-Gain on Extinguishment of Debt	—	—	274

Net Income	137,380	121,166	133,767
Dividends to Preferred Stockholders	(24,900)	(24,900)	(24,900)
Preferred Stock Redemption Charge	—	—	—

Net Income Applicable to Common Shares	$112,480	$96,266	$108,867

Basic Earnings Per Common Share:
Income from Continuing Operations Applicable to Common Shares	$2.04	$1.80	$2.01
Discontinued Operations	$(0.09)	$(0.01)	$0.11
Gain on Extinguishment of Debt	$—	$—	$0.01

Net Income Applicable to Common Shares	$1.95	$1.79	$2.13

Diluted Earnings Per Common Share:
Income from Continuing Operations Applicable to Common Shares	$2.02	$1.79	$2.01
Discontinued Operations	$(0.09)	$(0.01)	$0.11
Gain on Extinguishment of Debt	—	—	$0.01

Net Income Applicable to Common Shares	$1.93	$1.78	$2.13

Weighted Average Shares Outstanding (Basic)	57,827	53,879	51,057

Weighted Average Shares Outstanding (Diluted)	58,147	53,975	51,100

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE PROPERTY INVESTORS, INC.

Date: August 15, 2003	By:	/s/ Edward J. Henning
		Name:	Edward J. Henning
		Title:	Senior Vice President, General Counsel and Corporate Secretary